QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the inclusion in a Registration Statement on Form S-1 of our report dated February 4, 2000 relating to the financial statements of Mexican and Cambridge, L.L.C. D/B/A Dos Manos Technologies which is referred to in PricewaterhouseCoopers LLP's report on the financial statements of Cambridge Industries, Inc. for the year ended December 31, 1999 contained in such Registration Statement.

/s/ PERRIN, FORDREE & COMPANY, P.C.

PERRIN, FORDREE & COMPANY, P.C.
Troy, Michigan
August 14, 2002

QuickLinks

  Exhibit 23.1.2